                                                                     Exhibit 3.1


                                   BY-LAWS

                                     OF

                            LITTON INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

                                 [COMPOSITE]











                                  EXH. 3.1-1

                                   BY-LAWS
                                     OF
                            LITTON INDUSTRIES, INC.

                                    INDEX

                                                                                        Page
                                                                                        ----
ARTICLE I.       OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
    Section 1.   Principal Office . . . . . . . . . . . . . . . . . . . . . . . . .       1
    Section 2.   Other Offices. . . . . . . . . . . . . . . . . . . . . . . . . . .       1

ARTICLE II.      MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .       1
    Section 1.   Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . .       1
    Section 2.   Annual Election of Directors . . . . . . . . . . . . . . . . . . .       2
    Section 3.   Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Section 4.   Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
    Section 5.   Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . .       3
    Section 6.   Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . .       3

ARTICLE III.     DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
    Section 1.   Number and Term. . . . . . . . . . . . . . . . . . . . . . . . . .       4
    Section 2.   Chairman of the Board of Directors . . . . . . . . . . . . . . . .       4
    Section 3.   Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
    Section 4.   Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
    Section 5.   Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
    Section 6.   Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
    Section 7.   Executive Committee. . . . . . . . . . . . . . . . . . . . . . . .       6
    Section 8.   Other Committees . . . . . . . . . . . . . . . . . . . . . . . . .       7
    Section 9.   Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
    Section 10.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
    Section 11.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
    Section 12.  Advisory Directors . . . . . . . . . . . . . . . . . . . . . . . .      10
    Section 13.  Contracts of Interested Directors. . . . . . . . . . . . . . . . .      10

ARTICLE IV.      OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
    Section 1.   Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
    Section 2.   Other Officers and Agents  . . . . . . . . . . . . . . . . . . . .      12
    Section 3.   President. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
    Section 4.   Chief Executive Officer  . . . . . . . . . . . . . . . . . . . . .      13
    Section 5.   Treasurer. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
    Section 6.   Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
    Section 7.   Controller . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15



                                       i

                                  EXH. 3.1-2

                                   BY-LAWS
                                     OF
                            LITTON INDUSTRIES, INC.

                                    INDEX

                                                                                        Page
                                                                                        ----
ARTICLE V.       MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .      16
    Section 1.   Certificates of Stock. . . . . . . . . . . . . . . . . . . . . . .      16
    Section 2.   Lost Certificates. . . . . . . . . . . . . . . . . . . . . . . . .      16
    Section 3.   Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . .      16
    Section 4.   Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
    Section 5.   Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
    Section 6.   Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
    Section 7.   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
    Section 8.   Checks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
    Section 9.   Notice and Waiver of Notice. . . . . . . . . . . . . . . . . . . .      18

ARTICLE VI.      AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19

                                  EXH. 3.1-3

                                    BY-LAWS

                                       OF

                            LITTON INDUSTRIES, INC.


                           -------------------------


                                   ARTICLE I

                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. -- The principal office shall be established and maintained at the office of The Prentice-Hall Corporation System, Inc., in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the resident agent of this Corporation in charge thereof.

         SECTION 2. OTHER OFFICES. -- The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.



                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. -- The annual meeting and all other meetings of the stockholders shall be held at such place as shall be fixed by resolution of the Board of Directors and stated in the notice of the meeting.

                                  EXH. 3.1-4

         SECTION 2. ANNUAL ELECTION OF DIRECTORS. -- The annual meeting of stockholders for the election of directors and the transaction of other business shall be held in each year on the second Saturday in December at 10 o'clock a.m., or on such other date and time as may be fixed by resolution of the Board of Directors. Each annual meeting will be held within thirteen (13) months of the last annual meeting.

         Notice of the date, place and time of the annual meeting shall be given to each stockholder entitled to vote, in person, or by letter mailed to his last known post office address not more than 60 or less than 10 days before the election is to be held.

         SECTION 3. VOTING. -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The Board of Directors shall fix a record date to determine the stockholders entitled to receive notice thereof and vote at any election for directors. All elections for directors shall be decided by plurality votes; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a

                                  EXH. 3.1-5
place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         SECTION 4. QUORUM. -- Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 5. SPECIAL MEETINGS. -- Special meetings of the stockholders for any purpose or purposes shall be called upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board, the President, or the Secretary, signed by a majority of the directors or by fifty-one percent in interest of the stockholders entitled to vote, or by resolution of the Board of Directors or the Executive Committee thereof.

         SECTION 6. NOTICE OF MEETINGS. -- Written or printed notice, stating the place and time of the meeting and the general nature of the business to be

                                  EXH. 3.1-6
considered, shall be given by the Secretary to each stockholder entitled to vote thereat at his last known post office address at least ten days before the meeting in the case of an annual meeting or a special meeting called upon request by the directors and at least forty-five days before the meeting in the case of a special meeting called upon request of the stockholders.

         No business other than that stated in the notice shall be transacted at any meeting without unanimous consent of all the stockholders entitled to vote thereat.


                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. NUMBER AND TERM. -- The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall be not less than seven nor more than fifteen, of whom a majority shall be persons not serving as an officer or director of a company, the stock of which was distributed to the stockholders of the Corporation as a dividend, and in order to assure compliance with the Shipping Act, 1916, as amended, and the Merchant Marine Act, 1936, as amended, no more than a minority of the number of directors necessary to constitute a quorum of the Board of Directors, as provided in Section 10 of this Article III, shall be aliens.

         The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until a successor shall be elected and shall qualify. Directors need not be stockholders.

         SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS. -- The Chairman of the Board of Directors shall be elected by the Board of Directors. He

                                  EXH. 3.1-7
shall preside at the meetings of the Board of Directors and he or any director or officer of the Corporation designated by him shall preside at all meetings of the stockholders of the Corporation. He shall perform such other duties and services as shall be assigned to him by the Board of Directors. The Chairman of the Board of Directors shall be an officer of the Corporation unless the Chairman is a director or officer of a company, the stock of which was distributed to the stockholders of the Corporation as a dividend.

         SECTION 3. RESIGNATION. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President, or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 4. VACANCIES. -- If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

         SECTION 5. REMOVAL. -- Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for that purpose.

         SECTION 6. POWERS. -- The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of

                                  EXH. 3.1-8

Incorporation of the Corporation, or by these By-laws conferred upon or reserved to the stockholders.

         SECTION 7. EXECUTIVE COMMITTEE. -- The Board of Directors shall elect from among its membership an Executive Committee to consist of five members, a majority of whom must be directors who are not directors or officers of a company the stock of which was distributed to the stockholders of the Corporation as a dividend. Between the meetings of the Board of Directors and while such Board is not in session, the Executive Committee shall have all the powers and exercise all the duties of the Board of Directors unless prohibited under Section 141 of the Delaware General Corporation Law, including the powers to authorize the issuance of the stock of the Corporation and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. The Executive Committee shall report all of its actions to the Board of Directors, and its powers herein created shall be subject to such limitation as may be imposed by the Board of Directors, acting at any regular meeting or at any special meeting for which notice of such action has been given. The Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

The meetings of the Executive Committee shall be called by the Secretary of the Corporation, from time to time, at the direction and upon the request of any member of the Executive Committee. Notice of such meeting shall in each instance be given to each member of the Committee at his last known business address, at least one day before the meeting, either orally or in writing, delivered personally or by mail or telegraph.

                                  EXH. 3.1-9

A quorum of the Committee shall consist of a majority of the members of the Committee. In order for any business to be conducted at the meeting, a majority of the Committee members must be persons who are not directors or officers of a company the stock of which was distributed to the stockholders of the Corporation as a dividend, and such persons must be present and remain for the duration of the meeting.

The Chairman of the Executive Committee, unless otherwise provided by resolution or resolutions of the Board of Directors, shall be elected by a majority of the members of the Executive Committee, and whenever any change shall be made in the membership of any such Committee, a new Chairman shall be elected in the same manner.

         SECTION 8. OTHER COMMITTEES. -- The Board of Directors may by resolution or resolutions passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in said resolution or resolutions or in these By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of the members of each Committee must be directors who are not directors or officers of a company the stock of which was distributed to the stockholders of the Corporation as a dividend. In addition to the regular members of each committee, the Board may designate one or more alternate members who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of any member of such committee or committees at a time when the Board is not in session, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in

                                 EXH. 3.1-10
the place of any such absent or disqualified member, subject to the requirements set forth in the second sentence of this Section 8. Such committee or committees shall have such name or names as may be stated in these By-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The Chairman of each such committee, unless otherwise provided by the Board of Directors in such resolution or resolutions designating such committee, shall be elected by a majority of the members of each such committee and whenever any change shall be made in the membership of any such committee, a new Chairman shall be elected in the same manner. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

         SECTION 9. MEETINGS. -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent in writing of all the directors.

         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the Board may be called by the Chairman of the Board, by the President, or by the Secretary on the written request of any two directors upon notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

         Members of the Board of Directors or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons

                                 EXH. 3.1-11
participating in the meeting can hear each other, and such participation shall constitute presence in the person at such meeting.

         Any action required or permitted to be taken at any meeting of the Board of Directors or governing body, or any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board, governing body, or committee.

         SECTION 10. QUORUM. -- One-third of the directors but not less than four, shall constitute a quorum for the transaction of business. A majority of directors whose presence is counted for purposes of determining a quorum must be directors who are not directors or officers of a company the stock of which was distributed to the stockholders of the Corporation as a dividend. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

         SECTION 11. COMPENSATION. -- Directors shall not receive any stated salary for their services as directors or as members of committees, or for any other special assignment but by resolution of the Board a fixed annual fee and fee and expenses of attendance may be allowed for attendance at each meeting. In addition, a fixed annual or other fee may be paid for specified services to the Board, such as service as Chairman of the Board or of any Committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                                 EXH. 3.1-12

         SECTION 12. ADVISORY DIRECTORS. -- The Board of Directors may elect one or more advisory directors who shall have such powers and shall perform such duties as the directors shall assign to them. Advisory directors shall, upon election, serve until the next annual meeting of stockholders.

         Advisory directors shall receive notices of all meetings of the Board of Directors called by the Chairman of the Board, by the President, or by the Secretary (on written request of any two directors) in the same manner and at the same time as the directors. They shall attend said meetings referred to in said notices in an advisory capacity, but will not cast a vote or be counted to determine a quorum. Any advisory directors may be removed either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors.

         Advisory Directors shall not receive any stated salary for their services as Advisory Directors, but by resolution of the Board of Directors a fixed annual fee and expenses of attendance may be allowed for attendance at each meeting, as aforementioned in Section 11. Nothing herein contained shall be construed to preclude any advisory director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 13. CONTRACTS OF INTERESTED DIRECTORS. -- No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have financial interest, shall be void or voidable solely for this reason or solely because such person is present or participates in the meeting of the

                                 EXH. 3.1-13

Board of Directors or the committee thereof which authorizes the contract or transaction or solely because his vote is counted for this purpose, provided that: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee by the vote of a majority of its disinterested directors (even though less than a quorum) in good faith authorizes said contract or transaction, or said facts are disclosed or known to the stockholders entitled to vote thereon and said stockholders in good faith approve said contract or transaction, or (2) the contract or transaction is fair as to the Corporation at the time it is authorized, approved or ratified by the Board, committee or stockholders.

         For the purposes of this By-law the common or interested director or directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.


                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. -- The officers of the Corporation shall be a President, Chief Executive Officer, a Secretary, a Treasurer, a Controller, and if deemed necessary, expedient or desirable by the Board of Directors, one or more Vice Presidents (one or more of whom may be designated Executive or Senior Vice President) one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall also designate the Chairman of the Board or the President as the Chief Executive Officer of the Corporation unless prohibited by Section 2 of ARTICLE III. None of such officers, except the President need be directors. The officers shall be elected by the Board of Directors at their first meeting after the annual meeting of stockholders. Any number of offices may be held by the same person,

                                 EXH. 3.1-14
except as otherwise required by applicable state law. In order to assure compliance with the Shipping Act, 1916, as amended, and the Merchant Marine Act, 1936, as amended, the Chairman of the Board of Directors and the President shall be citizens of the United States and no Vice President or other individual shall be authorized to act in the absence or disability of the Chairman of the Board of Directors and the President unless he or she is a citizen of the United States.

         Unless otherwise provided for in the resolution choosing him or her, each officer shall be chosen for a term that shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the By-laws or in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

         SECTION 2. OTHER OFFICERS AND AGENTS. -- The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chief Executive Officer may appoint key executives to the position of staff vice president. Such staff vice presidents shall not be corporate officers and shall exercise such powers

                                 EXH. 3.1-15
and perform such duties as are assigned to them by the Chief Executive Officer or the President.

         SECTION 3. PRESIDENT. -- During the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the Board of Directors and he or any director or officer designated by him shall preside at all meetings of the stockholders of the Corporation and he shall exercise all of the functions of the Chairman of the Board of Directors. Except when the Board of Directors shall authorize the execution thereof in some other manner, the President is authorized and empowered to execute and deliver all bonds, mortgages, and other contracts, instruments, amendments and supplements thereto, for and on behalf of the Corporation, as he shall deem appropriate and in the best interest of the Corporation and he may designate any other officer or employee to execute and deliver such documents or to ratify and approve the execution and delivery thereof and such action by the President and any officer or employee so designated shall be binding on the Corporation. He shall cause the corporate seal to be affixed to any instrument requiring it and attested by the signature of the Secretary or an Assistant Secretary. The President shall perform such other duties as may be required of him by the Board of Directors.

         SECTION 4. CHIEF EXECUTIVE OFFICER. -- The officer designated by the Board of Directors as the Chief Executive Officer shall have the general power to supervise, direct, manage and control the business and affairs of the Corporation. He shall have the general power to appoint, remove or suspend all employees and agents of the Corporation, subject to the power of the Board of Directors and the provisions of these By-laws. Except as the Board of Directors shall, by resolution, otherwise determine, the Chief Executive Officer shall exercise for and in the name of the

                                 EXH. 3.1-16

Corporation, in his own and sole judgement, all of the rights, powers and privileges of ownership, including the right to vote thereon, of any and all securities of any nature whatsoever held by or in the name of the Corporation. He shall exercise all of the powers usually appertaining to the office held by the Chief Executive Officer of a corporation.

         SECTION 5. TREASURER. -- The Treasurer shall have custody of the corporate funds and securities and shall cause full and accurate account of the receipts and disbursements of the Corporation to be kept in books and records belonging to the Corporation. He shall establish and maintain bank accounts in the name of the Corporation in such bank or banks, as he, with the approval of the Chairman of the Board of Directors or the President or the Chief Financial Officer, may deem appropriate; deposit all moneys or other valuables in the name and to the credit of the Corporation in such depositories; designate the person or persons and the conditions under which he or they may withdraw funds therefrom; and, revoke the authorization of such persons.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chairman of the Board of Directors or the President or Chief Financial Officer, taking proper vouchers for such disbursement when appropriate. He shall render to the Chairman of the Board of Directors, the President and the Board of Directors at regular meetings of the Board of Directors, or at their request, an account of all his transactions as Treasurer. If required by the Board of Directors he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

                                 EXH. 3.1-17

         SECTION 6. SECRETARY. -- The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notices may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board of Directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board of Directors, or the President, and attest the same.

         SECTION 7. CONTROLLER. -- The Controller shall have custody of the financial records of the Corporation and shall keep full and accurate books and records of the financial transactions of the Corporation. He shall determine the methods of accounting and reporting for all entities comprising the Corporation, and shall be responsible for assuring adequate systems of internal control.

         The Controller shall render to the Chairman of the Board of Directors, the President, and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may request it, a report on the financial condition of the Corporation and of the results of its operations. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

                                 EXH. 3.1-18

                                   ARTICLE V

                                 MISCELLANEOUS

         SECTION 1. CERTIFICATES OF STOCK. -- Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the Chairman of the Board of Directors, the President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. When such certificates are signed by either (1) a transfer agent other than the Corporation or its employee, or (2) a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

         SECTION 2. LOST CERTIFICATES. -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

         SECTION 3. TRANSFER OF SHARES. -- Upon the surrender to the Corporation of a certificate for shares, properly endorsed, the corporation shall issue a new certificate to the transferee, cancel the old certificate, and record the transaction on its books. The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim thereto on the part of any other person.

                                 EXH. 3.1-19

         SECTION 4. RECORD DATE. -- The Board of Directors may affix in advance a date, not more than 60 days nor less than 10 preceding any action, including the date of the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any such dividends or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or for the purpose of any lawful action, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend or to receive allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         SECTION 5. DIVIDENDS. -- Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

         SECTION 6. SEAL. -- The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words

                                 EXH. 3.1-20

"CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7. FISCAL YEAR. -- The fiscal year of the Corporation shall begin August 1st and end July 31st.

         SECTION 8. CHECKS. -- All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such a manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 9. NOTICE AND WAIVER OF NOTICE. -- Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 EXH. 3.1-21

                                   ARTICLE VI

                                   AMENDMENTS

         These By-laws may be altered or repealed and new By-laws may be adopted (1) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new By-law or By-laws be contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, (2) by the affirmative vote of a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration, repeal or new By-law or By-laws to be made, be contained in the notice of such special meeting.

                                   -oo0oo-

                                 EXH. 3.1-22